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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the inclusion in the Form 11-K of our report dated May 16, 2003, on the audit of the financial statements of the Range Resources Corporation 401(k) Plan as of December 31, 2002 and for the year then ended, and for the supplemental schedule as of and for the year ended December 31, 2002.





/s/ Whitley Penn
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Fort Worth, Texas
May 16, 2003


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